                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                          CYPRESS COMMUNICATIONS, INC.
                       FIFTEEN PIEDMONT CENTER, SUITE 100
                             ATLANTA, GEORGIA 30305

                                                                   July 13, 2001

Dear Stockholder:

    You are cordially invited to attend a special meeting of stockholders of Cypress Communications, Inc. The meeting will be held on Friday, August 17, 2001 at 9:00 a.m., local time, at the Auditorium at Fourteen Piedmont Center, Atlanta, Georgia.

    The purpose of the special meeting is to consider and act upon a proposal to amend Cypress Communications' Second Amended and Restated Certificate of Incorporation to effect a reverse stock split and any other matters that properly come before the meeting. The attached proxy statement, with formal notice of the meeting on the first page, describes these matters in detail. We urge you to review these materials carefully and to use this opportunity to take part in the company's affairs by voting on the matters described in this proxy statement. We hope that you will be able to attend the meeting.

    Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible or vote by calling the toll-free telephone number or via the Internet. The enclosed proxy card contains instructions regarding all three methods of voting. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares in person.

    We look forward to seeing you at the meeting.

                                                      Sincerely,

                                                      /s/ W. Frank Blount
                                                      ------------------------------------------------
                                                      W. FRANK BLOUNT
                                                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                          CYPRESS COMMUNICATIONS, INC.
                       FIFTEEN PIEDMONT CENTER, SUITE 100
                             ATLANTA, GEORGIA 30305

                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 17, 2001

                             ---------------------

    The special meeting of stockholders of Cypress Communications, Inc. will be held on Friday, August 17, 2001 at 9:00 a.m., local time, at the Auditorium at Fourteen Piedmont Center, Atlanta, Georgia. At the meeting, stockholders will vote upon the following proposals:

    1. To consider and act upon an amendment to the Cypress Communications' Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of all issued and outstanding shares of Cypress Communications common stock at a ratio not to exceed one-for-fifteen as discussed in the accompanying proxy statement.

    2. To consider and act upon any other matters that may properly be brought before the special meeting and at any adjournments or postponements thereof.

    You may vote if you are a stockholder of record as of the close of business on July 11, 2001. If you do not plan to attend the meeting and vote your shares of common stock in person, please vote in one of the following ways:

    - Use the toll-free telephone number shown on the proxy card;

    - Go to the website address shown on the proxy card and vote over the Internet; or

    - Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

Any proxy may be revoked at any time prior to its exercise at the special meeting.

                                                      By Order of the Board of Directors

                                                      /s/ William G. Glass
                                                      ------------------------------------------------
                                                      WILLIAM G. GLASS
                                                      SECRETARY

July 13, 2001

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
PROXY STATEMENT.............................................      1

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING.............      1
      What is the purpose of the special meeting?...........      1
      Who is entitled to vote?..............................      1
      Who can attend the meeting?...........................      1
      How many shares must be represented at the meeting in
       order to hold the meeting?...........................      1
      How do I vote?........................................      2
      Will other matters be voted on at the special
       meeting?.............................................      2
      Can I revoke my proxy instructions?...................      2

PROPOSAL 1: AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
  EFFECT A REVERSE STOCK SPLIT OF CYPRESS COMMUNICATIONS'
  COMMON STOCK..............................................      3
      General...............................................      3
      Vote Required.........................................      3
      Reasons for the Amendment to Cypress Communications'
       Certificate of Incorporation to Effect a Reverse
       Stock Split..........................................      3
      Purpose of the Reverse Stock Split and the Exchange
       Ratio Range..........................................      4
      Potential Risks of the Reverse Stock Split............      4
      Potential Effects of the Reverse Stock Split..........      5
      Increase of Shares of Common Stock Available for
       Future Issuance......................................      6
      Effectiveness of the Reverse Stock Split..............      6
      Fractional Shares.....................................      6
      Certain Federal Income Tax Consequences...............      7
      Appraisal Rights......................................      7
      Recommendation........................................      7

PRINCIPAL AND MANAGEMENT STOCKHOLDERS.......................      7
      Beneficial Ownership Table............................      8

OTHER MATTERS...............................................     10
      Expenses of Solicitation..............................     10
      Stockholder Proposals.................................     10
      General...............................................     10

AMENDMENT TO SECOND AMENDED AND RESTATED CERTIFICATE OF
  INCORPORATION                                                              Annex
  A

                                                                   July 13, 2001

                          CYPRESS COMMUNICATIONS, INC.
                       FIFTEEN PIEDMONT CENTER, SUITE 100
                             ATLANTA, GEORGIA 30305

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cypress Communications, Inc. for use at the special meeting of stockholders to be held on Friday, August 17, 2001 at 9:00 a.m., local time, at the Auditorium at Fourteen Piedmont Center, Atlanta, Georgia, and at any adjournments or postponements of the special meeting.

                QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

WHAT IS THE PURPOSE OF THE SPECIAL MEETING?

    At the special meeting, stockholders will act upon the matters set forth in the accompanying notice of meeting, including considering and acting upon a proposal to amend Cypress Communications' Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of all of the issued and outstanding shares of Cypress Communications' common stock at a ratio not to exceed one-for-fifteen.

WHO IS ENTITLED TO VOTE?

    All stockholders of record of Cypress Communications' common stock at the close of business on July 11, 2001, which is referred to as the record date, are entitled to receive notice of the special meeting and to vote the shares of common stock held by them on the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

    All stockholders of record of Cypress Communications' common stock at the close of business on the record date, or their designated proxies, are authorized to attend the special meeting.

HOW MANY SHARES MUST BE REPRESENTED AT THE MEETING IN ORDER TO HOLD THE MEETING?

    The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the special meeting. As of the record date, there were 49,283,582 shares of common stock outstanding and entitled to vote at the special meeting. Shares that reflect abstentions or "broker non-votes," if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting. "Broker non-votes" are proxies received from brokers or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters.

    Under the rules of certain self regulatory organizations, brokers and other nominees do not have discretionary voting power to vote such shares on non-routine matters without specific voting instructions from the beneficial owners of the shares. The affirmative vote of a majority of all of the shares of our common stock entitled to vote on the reverse stock split proposal is required to authorize the proposed amendment to Cypress Communications' Second Amended and Restated Certificate of Incorporation. Thus, any abstentions, "broker non-votes," or other limited proxies will have the effect of a vote against amending the certificate of incorporation to implement the reverse stock split.

HOW DO I VOTE?

    If your shares of common stock are held by a broker, bank or other nominee (i.e., in "street name"), you will receive instructions from your nominee which you must follow in order to have your shares voted.

    If you hold your shares of common stock in your own name as a holder of record, you may vote in person at the special meeting or instruct the proxy holders named in the enclosed proxy card how to vote your shares by:

    - using the toll-free telephone number shown on the proxy card;

    - going to the website address shown on the proxy card and voting over the Internet; or

    - marking, signing, dating and returning the proxy card in the postage-paid envelope that we have provided to you. PLEASE NOTE THAT IF YOU VOTE BY TELEPHONE OR OVER THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

WILL OTHER MATTERS BE VOTED ON AT THE SPECIAL MEETING?

    We are not aware of any other matters to be presented at the special meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

CAN I REVOKE MY PROXY INSTRUCTIONS?

    You may revoke your proxy at any time before it has been exercised by:

    - filing a written revocation with the Secretary of Cypress Communications at the address set forth below;

    - filing a duly executed proxy bearing a later date; or

    - appearing in person and voting by ballot at the special meeting.

    Any stockholder of record as of the record date attending the special meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the special meeting will not constitute revocation of a previously given proxy.

                    PROPOSAL 1: AMENDMENT TO THE CERTIFICATE
          OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF CYPRESS
                          COMMUNICATIONS' COMMON STOCK

GENERAL

    Our Board of Directors has unanimously adopted a resolution approving, and recommending to our stockholders for their approval, a proposal to amend Article Four of the Cypress Communications' Second Amended and Restated Certificate of Incorporation authorizing a reverse split of the shares of our common stock at a ratio, to be established by the Board in its sole discretion, not to exceed one-for-fifteen, or to abandon the reverse stock split. The form of the proposed amendment is annexed to this proxy statement as Annex A. The amendment to the certificate of incorporation will effect the reverse stock split by reducing the number of shares of our common stock by the ratio to be determined by the Board of Directors, but will not increase the par value of our common stock, and will not change the number of authorized shares of our common stock.

VOTE REQUIRED

    Approval of the proposed amendment to our certificate of incorporation to effect a reverse stock split requires the affirmative vote of the holders of a majority of the shares of Cypress Communications' common stock.

REASONS FOR THE AMENDMENT TO CYPRESS COMMUNICATIONS' CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

    LISTING ON NASDAQ

    Our common stock is currently listed on the Nasdaq National Market System ("Nasdaq"). Nasdaq requires that listed stocks maintain a closing bid price in excess of $1.00 per share. On July 6, 2001, we received notice from Nasdaq that our common stock had failed to maintain Nasdaq's minimum closing bid price requirement and that such failure had continued beyond the ninety (90) day probationary period allowed under the Nasdaq rules. The letter specified that Cypress Communications' common stock would be delisted as of the close of business on July 16, 2001. We have appealed this decision to the Nasdaq Listing Qualifications Panel, which automatically stays the delisting pending our hearing before the Nasdaq Listing Qualifications Panel. We expect the hearing to be held in thirty to forty-five days. We believe that the Nasdaq Listing Qualifications Panel will look favorably on our reverse split proposal and will provide time to effect the reverse split pending approval by the stockholders at the special meeting. If following the reverse stock split the per share price of our common stock exceeds $1.00 for ten (10) consecutive trading days, we believe Nasdaq may withdraw the delisting action.

    The Board has determined that the continued listing of our common stock on Nasdaq is in the best interests of our stockholders. If our common stock were delisted from Nasdaq, the Board believes that the liquidity in the trading market for our common stock would be significantly decreased which could reduce the trading price and increase the transaction costs of trading shares of our common stock.

    POTENTIAL INCREASED INVESTOR INTEREST

    The Board believes a higher price may help generate investor interest in Cypress Communications. On July 11, 2001, our common stock closed at $0.23 per share. In approving the reverse stock split, the Board considered that our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, the Board believes that most investment funds are reluctant to invest in lower priced stocks.

    The Board further believes that a higher stock price would help us attract and retain employees and other service providers. The Board believes that some potential employees and service providers are less likely to work for or provide services to a company with a low stock price, regardless of size of the company's market capitalization. If the reverse stock split successfully increases the per share price of our common stock, the Board believes this increase will enhance our ability to attract and retain employees and service providers.

PURPOSE OF THE REVERSE STOCK SPLIT AND THE EXCHANGE RATIO RANGE

    The purpose of the reverse stock split is to increase the market price per share of our common stock. The Board intends to effect a reverse split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price of our common stock and improve the likelihood that we will be allowed to maintain our listing on Nasdaq. If the reverse stock split is authorized by the stockholders, the Board will have the discretion to implement a reverse stock split once during the next 12 months, or effect no reverse stock split at all. The Board has requested that stockholders approve an exchange ratio range in order to give the Board discretion in determining the precise size of the exchange ratio. If the trading price of our common stock increases without a reverse stock split, the reverse stock split may not be necessary. Alternatively, one of lesser proportions may be required.

    In connection with any determination to effect a reverse stock split, the Board will also select the reverse stock split ratio that, in its discretion, results in the greatest marketability of our common stock based on prevailing market conditions. No further action on the part of the stockholders will be required to either effect or abandon the reverse stock split. If no reverse stock split is effected by the first anniversary of the special meeting of stockholders approving the reverse stock split, the Board's authority to effect the reverse stock split will terminate.

    The Board believes that stockholder approval of an exchange ratio range, as opposed to approval of a specified exchange ratio, in which the reverse stock split may be effected provides the Board with maximum flexibility to achieve the purposes of the reverse stock split. If the stockholders approve the reverse stock split at the meeting, the reverse stock split will be effected, if at all, only upon a determination by the Board that the reverse stock split, in an exchange ratio determined by the Board within the limits set forth herein, is in the best interests of Cypress Communications and our stockholders at that time.

POTENTIAL RISKS OF THE REVERSE STOCK SPLIT

    If the Board does effect a reverse stock split there can be no assurance that the bid price of our common stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split, that the reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers, that the market price of the post-split common stock can be maintained at or above $1.00, or that our common stock will not be delisted from Nasdaq for other reasons. The market price of our common stock will also be based on our performance and other factors, many of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

POTENTIAL EFFECTS OF THE REVERSE STOCK SPLIT

    Pursuant to the reverse stock split, assuming the maximum ratio is employed, each holder of fifteen shares of our common stock, par value $.001 per share, immediately prior to the effectiveness of the reverse stock split will become a holder of one share of our common stock, par value $.001 per share, after consummation of the reverse stock split.

    ACCOUNTING MATTERS

    The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated par value capital on our balance sheet attributable to our common stock will be reduced to one-fifteenth ( 1/15), assuming the highest exchange ratio, of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value per share of our common stock will be increased because there will be fewer shares of our common stock outstanding.

    EFFECT ON AUTHORIZED AND OUTSTANDING SHARES

    We are currently authorized to issue a maximum of 150,000,000 shares of common stock. As of the Record Date, there were 49,283,582 shares of our common stock issued and outstanding, or held as treasury shares. Although the number of authorized shares of common stock will not change as a result of the reverse stock split, the number of shares of common stock issued and outstanding, or held as treasury shares, will be reduced to a number that will be approximately equal to (i) the number of shares of our common stock issued and outstanding, or held as treasury shares, immediately prior to the effectiveness of the reverse stock split, divided by (ii) fifteen, assuming the maximum ratio is employed.

    With the exception of the number of shares issued and outstanding, or held as treasury shares, the rights and preferences of the shares of our common stock prior and subsequent to the reverse stock split will remain the same. Following the effective date of the reverse stock split, it is not anticipated that our financial condition, the percentage ownership of management, the number of our stockholders, or any aspect of our business would materially change as a result of the reverse stock split.

    The reverse stock split will be effected simultaneously for all of our common stock and the exchange ratio will be the same for all of our common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in Cypress Communications, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. See "Fractional Shares" below. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable.

    Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result, we are subject to periodic reporting and other requirements. The proposed reverse stock split will not affect the registration of our common stock under the Exchange Act.

    POTENTIAL ODD LOTS

    If approved, the reverse stock split will result in some stockholders owning "odd-lots" of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

INCREASE OF SHARES OF COMMON STOCK AVAILABLE FOR FUTURE ISSUANCE

    As a result of the reverse stock split, there will be a reduction in the number of shares of our common stock issued and outstanding, or held as treasury shares, and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the reverse stock split. The increase in available shares could be used for any proper corporate purpose approved by the Board including, among other purposes, future financing transactions.

    POTENTIAL ANTI-TAKEOVER EFFECT

    Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in composition of our Board or contemplating a tender offer or other transaction for the combination of Cypress Communications with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders. Other than the reverse stock split proposal, our Board does not currently contemplate recommending the adoption of any other amendments to our certificate of incorporation that could be construed to affect the ability of third parties to take over or change the control of Cypress Communications.

EFFECTIVENESS OF THE REVERSE STOCK SPLIT

    The reverse stock split, if approved by our stockholders, will become effective upon the filing with the Secretary of State of the State of Delaware of a Certificate of Amendment of our Second Amended and Restated Certificate of Incorporation in substantially the form of the Certificate of Amendment attached to this proxy statement as Annex A. It is expected that such filing will take place on or shortly after the date of the special meeting, assuming the stockholders approve the reverse stock split. However, the exact timing of the filing of such Certificate of Amendment will be determined by the Board based upon its evaluation as to when such action will be most advantageous to the company and to our stockholders, and the Board reserves the right to delay the amendment to effect the reverse stock split for up to twelve months following stockholder approval thereof. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the amendment to effect the reverse stock split if, at any time prior to the filing of such amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of Cypress Communications or our stockholders.

    Commencing upon the date of the filing of the amendment effecting the reverse stock split with the Delaware Secretary of State, each certificate of our common stock will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of common stock resulting from the reverse stock split. As soon as practicable after the effective date, stockholders will be notified as to the effectiveness of the reverse stock split and instructed as to how and when to surrender their certificates representing shares of common stock prior to the reverse stock split in exchange for certificates representing shares of common stock after the reverse stock split. We intend to use Equiserve as our exchange agent in effecting the exchange of the certificates following the effectiveness of the reverse stock split.

FRACTIONAL SHARES

    We will not issue fractional shares in connection with the reverse stock split. Instead, any fractional share which results from the reverse stock split will be rounded up to the next whole share. We are doing this so that we may avoid the expense and inconvenience of issuing and transferring fractional shares of our common stock as a result of the stock split. The shares do not represent separately bargained for consideration.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizing certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this proxy statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

    The receipt of the common stock following the effective date of the reverse stock split, including whole shares issued in lieu of fractional shares, solely in exchange for the common stock held prior to the reverse stock split will not generally result in a recognition of gain or loss to the stockholders. The adjusted tax basis of a stockholder in the common stock received after the reverse stock split will be the same as the adjusted tax basis of the common stock held prior to the reverse stock split exchanged therefore, and the holding period of the common stock received after the reverse stock split will include the holding period of the common stock held prior to the reverse stock split exchanged therefore. No gain or loss will be recognized by Cypress Communications as a result of the reverse stock split.

APPRAISAL RIGHTS

    No appraisal rights are available under the Delaware General Corporation Law or under our certificate of incorporation or bylaws to any stockholder who dissents from the proposal to approve the amendment to the certificate of incorporation to effect the reverse stock split.

RECOMMENDATION

    The Board of Directors unanimously recommends a vote FOR the amendment to the Cypress Communications' Second Amended and Restated Certificate of Incorporation to effect a reverse stock split.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

    The following table sets forth information regarding beneficial ownership of our common stock as of April 1, 2001. The percentage of beneficial ownership is based on 49,233,062 shares of our common stock outstanding as of such date. The table sets forth such information with respect to:

    - each stockholder who is known by us to beneficially own 5% or more of the common stock;

    - each of our directors;

    - each of our executive officers named in the Summary Compensation Table included in the proxy for our 2001 Annual Meeting of Stockholders; and

    - all of our executive officers and directors as a group.

    Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

    The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after February 1, 2001, through the exercise of any stock option or other right.

                           BENEFICIAL OWNERSHIP TABLE

                                                                  NUMBER OF
                                                                   SHARES              PERCENT
NAME OF BENEFICIAL OWNER(1)                                   BENEFICIALLY OWED   BENEFICIALLY OWNED
---------------------------                                   -----------------   ------------------
Centennial Holdings V, L.P.(2)..............................       8,603,350             17.5%
Alta Communications, Inc.(3)................................       6,118,697             12.4
Beacon Capital Partners, Inc.(4)............................       4,351,972              8.8
Nassau Capital L.L.C.(5)....................................       2,960,525              6.0
Gramercy Communications Partners, Inc.(6)...................       2,960,526              6.0
W. Frank Blount(7)..........................................       1,041,100              2.1
R. Stanley Allen(8).........................................       1,159,557              2.3
Ward C. Bourdeaux, Jr.(9)...................................         939,500              1.9
Barry L. Boniface(10).......................................         257,130           *
Jeffrey H. Schutz(11).......................................           1,400           *
William P. Egan(3)..........................................       6,188,697             12.4
John C. Halsted(4)..........................................       4,351,972              8.8
Randall A. Hack(5)..........................................       2,960,525              6.0
Laurence S. Grafstein(6)....................................       2,960,526              6.0
P. Eric Yopes(12)...........................................         757,897              1.5
Robert W. McCarthy(13)......................................          66,175           *
All directors and executive officers as a group (13
  persons)(14)..............................................      20,741,027             42.1%

------------------------------

*   Represents less than 1% of the outstanding shares of common stock.

(1) The address of Centennial Holdings V, L.P. and Mr. Schutz is 1428 15th Street, Denver, CO 80202. The address of Alta Communications, Inc. and
    Mr. Egan is 200 Clarendon Street, 51st Floor, Boston, MA 02116. The address of Beacon Capital Partners, Inc. and Mr. Halsted is One Federal Street, 26th Floor, Boston, MA 02110. The address of Nassau Capital L.L.C. and Mr. Hack is 22 Chambers Street, Princeton, NJ 08542. The address of Gramercy Communications Partners, Inc. and Mr. Grafstein is 712 Fifth Avenue, 43rd Floor, New York, NY 10019.

(2) Includes 8,391,625 shares of common stock beneficially owned by Centennial Fund V, L.P. and 211,725 shares of common stock beneficially owned by Centennial Entrepreneurs Fund V, L.P. Centennial Holdings V, L.P. is the general partner of both such funds and as such may be deemed to beneficially own shares held by such funds. Excludes 100,000 shares of common stock beneficially owned by Centennial Holdings I, LLC.

(3) Represents shares of common stock beneficially owned by investment funds affiliated with Alta Communications, Inc., of which Mr. Egan is a general partner, including 5,981,903 shares of common stock beneficially owned by Alta Communications VI L.P. and 136,794 shares of common stock beneficially owned by Alta Comm S by S, LLC. Mr. Egan disclaims beneficial ownership of the shares of common stock held by these funds, except to the extent of his proportionate pecuniary interest in such funds.

(4) Represents shares of common stock beneficially owned by entities affiliated with Beacon Capital Partners, Inc., of which Mr. Halsted is an executive officer, including 204,241 shares of common stock beneficially owned by Tenant Communications, Inc., 4,029,310 shares of common stock beneficially owned by Building Communications, LLC, each of which currently hold such shares in an affiliated voting trust, and 118,421 shares of common stock beneficially owned by Investor Communications LLC. Mr. Halsted disclaims beneficial ownership of the shares of common stock held by these funds, except to the extent of his proportionate pecuniary interest in such funds.

(5) Represents shares of common stock beneficially owned by investment funds affiliated with Nassau Capital L.L.C., of which Mr. Hack is a member, including 2,914,145 shares of common stock beneficially owned by Nassau Capital Partners III L.P. and 46,380 shares of common stock beneficially owned by NAS Capital Partners I L.L.C. Mr. Hack disclaims beneficial ownership of the shares of common stock held by these funds, except to the extent of his proportionate pecuniary interest in such funds.

(6) Represents shares of common stock beneficially owned by Gramercy Cypress LLC, an investment fund affiliated with Gramercy Communications
    Partners, Inc., of which Mr. Grafstein is a Managing Director.
    Mr. Grafstein disclaims beneficial ownership of the shares of common stock held by this fund, except to the extent of his proportionate pecuniary interest in such fund.

(7) Includes 1,041,100 shares of restricted stock.

(8) Includes 440,230 shares of common stock held by Mr. Allen subject to options exercisable as of February 1, 2001 or within 60 days thereafter and 10,500 shares of restricted stock.

(9) Includes 471,730 shares of common stock held by Mr. Bourdeaux subject to options exercisable as of February 1, 2001 or within 60 days thereafter and 31,600 shares of restricted stock.

(10) Includes 129,994 shares of common stock held by Mr. Boniface subject to options exercisable as of February 1, 2001 or within 60 days thereafter.

(11) Includes 1,400 shares held in trusts for each of Mr. Schutz's two minor children. Excludes shares held by Centennial Ventures entities as described in footnote (2) above. None of the individual general partners of Centennial Holdings V, L.P., including Mr. Schutz, have authority to vote or dispose of shares held by Centennial Fund V, L.P. or Centennial Entrepreneurs Fund V, L.P., and none of the individual members of Centennial Holdings I, LLC, including Mr. Schutz, have authority to vote or dispose of shares held by Centennial Holdings I, LLC. As a result, Mr. Schutz disclaims the beneficial ownership of the shares of common stock held by these funds.

(12) Represents shares of common stock beneficially owned by DWS Capital LLC, an investment fund affiliated with Shorenstein Management, Inc., of which Mr. Yopes is an executive officer. Mr. Yopes disclaims beneficial ownership of the share of common stock held by this fund, except to the extent of his proportionate pecuniary interest in such fund.

(13) Includes 39,375 shares of common stock held by Mr. McCarthy subject to options exercisable as of February 1, 2001 or within 60 days thereafter and 26,300 shares of restricted stock.

(14) Includes 1,089,480 shares of common stock held by all directors and executive officers as a group subject to options exercisable as of February 1, 2001 or within 60 days thereafter.

                                 OTHER MATTERS

EXPENSES OF SOLICITATION

    The cost of solicitation of proxies will be borne by Cypress Communications. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by mail, facsimile, telephone, telegraph or other electronic media by one or more of our employees. Cypress Communications may also reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of shares of common stock.

STOCKHOLDER PROPOSALS

    Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the 2002 annual meeting must be received in writing at our principal executive offices on or before December 31, 2001 to be eligible for inclusion in the proxy statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

    Any stockholder proposals intended to be presented at the 2002 annual meeting, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at our principal executive offices no later than March 8, 2002 nor prior to February 6, 2002, together with all supporting documentation required by our bylaws. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

GENERAL

    The Board of Directors does not know of any other matters to be presented at the special meeting. If any additional matters are properly presented, the persons named in the proxy will have discretion to vote in accordance with their own judgment on such matters.

                                                      BY ORDER OF THE BOARD OF DIRECTORS

                                                      /s/ William G. Glass
                                                      ------------------------------------------------
                                                      WILLIAM G. GLASS
                                                      SECRETARY

                                    ANNEX A

                            CERTIFICATE OF AMENDMENT
                       TO THE SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          CYPRESS COMMUNICATIONS, INC.

    Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, the undersigned, Cypress Communications, Inc., a Delaware corporation (the "Corporation") adopts the following Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation:

                                       I.

    The name of the Corporation is: Cypress Communications, Inc.

                                      II.

    Article Four of the Second Amended and Restated Certificate of Incorporation is hereby amended as follows:

    By adding as a second sentence to the first paragraph of Article Four, the following:

           Simultaneously with the effective date of this Certificate of Amendment (the "Effective Date") all issued and outstanding shares of Common Stock ("Existing Common Stock") shall be and hereby are automatically combined and reclassified (the "Reverse Split") as follows: each ____ shares of Existing Common Stock shall be combined and reclassified (the "Reverse Split") as one share of issued and outstanding Common Stock ("New Common Stock"). The Corporation shall not issue fractional shares on account of the Reverse Split. Any fractional share resulting from such change shall be rounded upward to the nearest whole share. Share interests due to rounding are given solely to save expense and inconvenience of issuing fractional shares and do not represent bargained for consideration.

           The Corporation shall, through its transfer agent, provide certificates representing New Common Stock to holders of Existing Common Stock in exchange for certificates representing Existing Common Stock. From and after the Effective Date, certificates representing shares of Existing Common Stock are hereby canceled and shall represent only the right of holders thereof to receive New Common Stock.

           From and after the Effective Date, the term "New Common Stock" as used in this Article Four shall mean Common Stock as provided in the Certificate of Incorporation.

                                      III.

    The foregoing amendment was duly approved and adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and the Bylaws of the Corporation at a meeting of the Board of Directors of the Corporation on August 17, 2001 at which a quorum was present and acting throughout. The Board of Directors previously declared the advisability of the amendment and directed that the amendment be submitted to the stockholders of the Corporation for approval.

                                      IV.

    At a special meeting of the stockholders of the Corporation held on August 17, 2001, a majority of the shares of outstanding Common Stock entitled to vote thereon was voted in favor of the amendment in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

                                       I

                                       V.

    This amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.

    IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Cypress Communications, Inc. this ____ day of ________, 2001.

                                                       CYPRESS COMMUNICATIONS, INC.

                                                       By:
                                                              --------------------------------------
                                                       Name:
                                                              --------------------------------------
                                                       Title:
                                                              --------------------------------------

                                       II

ZCYP1B                               DETACH HERE


                                      PROXY

                          CYPRESS COMMUNICATIONS, INC.

                         SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON FRIDAY, AUGUST 17, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 OF THE COMPANY


The undersigned hereby appoints R. Stanley Allen and William G. Glass, and each of them as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Common Stock which the undersigned is entitled to vote at the Special Meeting of the Company's shareholders, to be held at the Auditorium at Fourteen Piedmont Center, Atlanta, Georgia on Friday, August 17, 2001 at 9:00 a.m. local time, and at any adjournments or postponements thereof
(1) as hereinafter specified with respect to the proposal listed on the reverse side and as more particularly described in the Company's Proxy Statement and (2) in their discretion with respect to such other matters as may properly come before the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE PRESENTED AT THE MEETING.

SEE REVERSE        CONTINUED  AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
   SIDE                                                                SIDE

VOTE BY TELEPHONE                             VOTE BY INTERNET

It's fast, convenient, and immediate!         It's fast, convenient, and your
Call Toll-Free on a Touch-Tone Phone          vote is immediately
1-877-PRX-VOTE (1-877-779-8683).              confirmed and posted.

FOLLOW THESE FOUR EASY STEPS:                 FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING PROXY STATEMENT      1. READ THE ACCOMPANYING PROXY
   AND PROXY CARD.                               STATEMENT AND PROXY CARD.

2. CALL THE TOLL-FREE NUMBER                  2. GO TO THE WEBSITE
   1-877-PRX-VOTE (1-877-779-8683).              HTTP://WWW.EPROXYVOTE.COM/CYCO

3. ENTER YOUR 14-DIGIT VOTER CONTROL          3. ENTER YOUR 14-DIGIT VOTER
   NUMBER LOCATED ON YOUR PROXY CARD ABOVE       CONTROL NUMBER LOCATED ON YOUR
   YOUR NAME.                                    PROXY CARD ABOVE YOUR NAME.

4. FOLLOW THE RECORDED INSTRUCTIONS.          4. FOLLOW THE INSTRUCTIONS
                                                 PROVIDED.

YOUR VOTE IS IMPORTANT!                       YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                  Go to
                                              HTTP://WWW.EPROXYVOTE.COM/CYCO
                                              anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

ZCYP1A                            DETACH HERE

    PLEASE MARK
/X/ YOUR VOTES AS IN
    THIS EXAMPLE.

    THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE FOLLOWING PROPOSAL. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL.

                                                     FOR     AGAINST    ABSTAIN
    1. To approve an amendment to Cypress            / /       / /        / /
       Communications' Second Amended and Restated
       Certificate of Incorporation to effect a
       reverse stock split of the shares of Common
       Stock of Cypress Communications at a ratio
       to be determined by the Board of Directors
       but not to exceed one-for-fifteen, the
       amendment to be effected, if at all, by the
       filing, at the discretion of the Board of
       Directors, of a Certificate of Amendment,
       with the Secretary of State of Delaware, by
       the first anniversary of the special meeting
       of stockholders approving the reverse stock
       split.

                           MARK HERE IF YOU PLAN TO ATTEND THE MEETING    / /

                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

                           Sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased shareholder should give their full title. Please date the Proxy.

Signature:_____________ Date: _________ Signature: ______________ Date:________